IMAX CORPORATION

Exhibit 21.1

SUBSIDIARIES OF IMAX CORPORATION

Company Name	Place of Incorporation	Percentage Held - Indirect
3183 Films Ltd.	Canada	100
12582 Productions Inc.	Delaware	100
1329507 Ontario Inc.	Ontario	100
2328764 Ontario Ltd.	Ontario	100
4507592 Canada Ltd.	Canada	100
6822967 Canada Ltd.	Canada	100
7096267 Canada Ltd.	Canada	100
7103077 Canada Ltd.	Canada	100
7109857 Canada Ltd.	Canada	100
7214316 Canada Ltd.	Canada	100
7550391 Canada Ltd.	Canada	100
7550405 Canada Ltd.	Canada	100
7742266 Canada Ltd.	Canada	100
7742274 Canada Ltd.	Canada	100
9733248 Canada Ltd.	Canada	100
Animal Orphans 3D Ltd.	Ontario	100
Arizona Big Frame Theatres, L.L.C.	Arizona	100
Baseball Tour, LLC	Delaware	15.625
ILW Productions Inc.	Delaware	100
IMAX II U.S.A. Inc.	Delaware	100
IMAX 3D TV Ventures, LLC	Delaware	100
IMAX AI Limited	Ireland	100
IMAX (Barbados) Holding, Inc.	Barbados	100
IMAX Chicago Theatre LLC	Delaware	100
IMAX China Holding, Inc.	Cayman Islands	71.73
IMAX China (Hong Kong), Limited	Hong Kong	71.73
IMAX Documentary Films Capital, LLC	Delaware	36.03
IMAX Fei Er Mu (Shanghai) Investment Management Co., Ltd.	People’s Republic of China	35.87
IMAX Fei Er Mu (Shanghai) Investment Partnership (Limited Partnership).	People’s Republic of China	39.45
IMAX Fei Er Mu YiKai (Shanghai) Equity Investment Management Partnership Enterprise (Limited Partnership)	People’s Republic of China	35.87
IMAX Film Holding Co.	Delaware	100
IMAX GWG Inc.	Delaware	100
IMAX (Hong Kong) Holding, Limited	Hong Kong	100
IMAX Indianapolis LLC	Indiana	100
IMAX International Sales Corporation	Canada	100
IMAX Investment Management, LLC	Delaware	100
IMAX Japan Inc.	Japan	100
IMAX Minnesota Holding Co.	Delaware	100
IMAX Music Ltd.	Ontario	100
IMAX Post/DKP Inc.	Delaware	100
IMAX Providence General Partner Co.	Delaware	100
IMAX Providence Limited Partner Co.	Delaware	100
IMAX PV Development Inc.	Delaware	100
IMAX Rhode Island Limited Partnership	Rhode Island	100
IMAX (Rochester) Inc.	Delaware	100
IMAX Scribe Inc.	Delaware	100
IMAX (Shanghai) Commerce and Trade Co., Ltd.	People’s Republic of China	71.73
IMAX (Shanghai) Culture & Technology Co., Ltd.	People’s Republic of China	71.73

Company Name	Place of Incorporation	Percentage Held - Indirect
IMAX (Shanghai) Digital Media Co., Ltd.	People’s Republic of China	71.73
IMAX (Shanghai) Multimedia Technology Co., Ltd.	People’s Republic of China	71.73
IMAX (Shanghai) Theatre Technology Services Co., Ltd.	People’s Republic of China	71.73
IMAX Space Productions Ltd.	Canada	100
IMAX Spaceworks Ltd.	Canada	100
IMAX Theatre Holding (California I) Co.	Delaware	100
IMAX Theatre Holding (California II) Co.	Delaware	100
IMAX Theatre Holding Co.	Delaware	100
IMAX Theatre Holdings (OEI), Inc.	Delaware	100
IMAX Theatre Holding (Nyack I) Co.	Delaware	100
IMAX Theatre Holding (Nyack II) Co.	Delaware	100
IMAX Theatre Services Ltd.	Ontario	100
IMAX Theatres International Limited	Ireland	100
IMAX (Titanic) Inc. (50 % owned by 3183 Films Ltd.)	Delaware	100
IMAX U.S.A. Inc.	Delaware	100
IMAX VR, LLC	Delaware	100
IMAX Virtual Reality Content Fund, LLC	Delaware	33.49
IMAXSHIFT, LLC	Delaware	88
Line Drive Films Inc.	Delaware	100
Madagascar Doc 3D Ltd.	Canada	100
Night Fog Productions Ltd.	Canada	100
Nyack Theatre LLC	New York	100
Plymouth 135-139, LLC	Delaware	88
Raining Arrows Productions Ltd.	Canada	100
Ridefilm Corporation	Delaware	100
Ruth Quentin Films Ltd.	Canada	100
Sacramento Theatre LLC	Delaware	100
SSIMWAVE Inc.	Ontario	100
SSIMWAVE USA Inc.	Delaware	100
Sonics Associates, Inc.	Alabama	100
Starboard Theatres Ltd.	Canada	100
Strategic Sponsorship Corporation	Delaware	100
Suzhou IMAX Fei Er Mu Project Investment Partnership Enterprise (Limited Partnership)	People’s Republic of China	53.81
Taurus-Littrow Productions Inc.	Delaware	100
TCL-IMAX Entertainment Co., Limited	Hong Kong	50
TCL-IMAX (Shanghai) Digital Technology Co. Ltd.	People’s Republic of China	50
Walking Bones Pictures Ltd.	Canada	100